UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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US Biodefense, Inc.
(Name of Registrant as Specified in its Charter)

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US BIODEFENSE, INC.

13674 East Valley Boulevard

City of Industry, California 91746

Notice of Action by Written Consent of Shareholders to be Effective January 26, 2005

Dear Stockholder:

The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, January 16, 2005 that our board of directors has recommended, and that the holder of the majority of our capital stock intends to vote on January 26, 2005 in favor of a resolution which will grant authority to our board of directors to implement a forward stock split of our common stock on the basis of three shares for each one share to occur on January 31, 2005.

We have a consenting stockholder, David Chin, our President and Director, who holds 9,097,373 shares of our common stock.  Each share of our common stock is entitled to one vote on all matters brought before the stockholders.  Therefore, Mr. Chin will have the power to vote 9,097,373 shares of our common stock, which number exceeds the majority of the 10,101,349 issued and outstanding shares of our common stock on the record date.  Mr. Chin will vote in favor of the proposed authority to the board with respect to the stock split.  Mr. Chin will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proxies are not being solicited because a stockholder holding a majority of the issued and outstanding voting common stock of the Company holds enough shares to effect the proposed actions and has indicated his intention to vote in favor of the proposals contained herein.

                                                                                    /s/ David Chin

                                                                                    David Chin

                                                                                    President

                                                                                    Chief Executive Officer

City of Industry, California

January 6, 2005

US BIODEFENSE, INC.

13674 East Valley Boulevard

City of Industry, California 91746

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This information statement is furnished to the holders of record at the close of business on January 16, 2005, the record date, of the outstanding common stock of US Biodefense, Inc., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action which the holder of the majority of the votes of our stock intends to take on January 26, 2005 to grant authority to our board of directors to implement a forward stock split of our common stock on the basis of three shares for each one share to occur on January 31, 2005

Dissenters' Right of Appraisal

The Utah Revised Business Corporation Act does not provide for shareholders' rights of dissenter with regard to the heretofore proposed actions.

Voting Securities

In accordance with our bylaws, our board of directors has fixed the close of business on January 16, 2005 as the record date for determining the stockholders entitled to notice of the above noted action.  The approval of the discretionary authority with respect to the forward stock split require the affirmative vote of a majority of the shares of our common stock issued and outstanding at the time the vote is taken.  The quorum necessary to conduct business of the stockholders consists of a majority of the common stock issued and outstanding as of the record date.

As of the record date, 10,101,349 shares of our common stock were issued and outstanding.  We have a consenting stockholder, Mr. David Chin, our President and Director, who holds 9,097,373 shares of our common stock.  Each share of our common stock is entitled to one vote on all matters brought before the stockholders.  Therefore, Mr. Chin will have the power to vote 9,097,373 shares of the common stock, which number exceeds the majority of the 10,101,349 issued and outstanding shares of our common stock on the record date.

Mr. Chin will vote in favor of the proposed grant of authority to the board with respect to the forward stock split.  Mr. Chin will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

PROPOSAL I

GRANT OF AUTHORITY TO THE BOARD OF DIRECTORS TO IMPLEMENT A

THREE FOR ONE FORWARD STOCK SPLIT

Our board of directors has adopted a resolution to seek stockholder approval for authority to our board of directors to implement a forward split for the purpose of decreasing the market price of our common stock.  The forward split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is three post-split shares for each one pre-split share, with the forward split to occur as of January 31, 2005.

If you approve the grant of authority to our board of directors to implement a forward split, we will effect a forward split of our then issued and outstanding common stock on the basis of three post-split shares for each one pre-split share.

The board of directors believes that the lower share price that might initially result from the forward stock split could help generate interest in US Biodefense, Inc. among investors and thereby assist us in creating a more liquid market for our shareholders.

Stockholders should note that the effect of the forward split upon the market price for our common stock cannot be accurately predicted.  In particular, there is no assurance that prices for shares of our common stock after the split will not be less than 1/3 the current market price for our shares of common stock immediately prior to the split.  Furthermore, there can be no assurance that the market price of our common stock immediately after the split will be maintained for any period of time.  Moreover, because some investors may view the forward split negatively, there can be no assurance that the split will not adversely impact the market price of our common stock or, alternatively, that the market price following the split will either exceed or remain in excess of the current market price.

Effect of the Split

The forward split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The voting and other rights of the holders of our common stock would not be affected by the split (other than as a result of the payment of cash in lieu of fractional shares as described below).  For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the split.  The number of stockholders of record would not be affected by the split.

The number of shares of our common stock issued and outstanding would be increased following the effective time of the split in accordance with the ratio of three post-split shares for each one pre-split share held by the shareholders.  Thus, if you hold 1,000 shares of our common stock, you will automatically receive 3,000 shares of our common stock.

The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the split.  We are authorized to issued up to 100,000,000 shares of common stock, of which 10,101,349 shares are currently issued and outstanding.  After the forward split, we will have 30,304,047 shares of common stock issued and outstanding, thereby reducing the total number of authorized shares we will have available for future issuances.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.  Although we do not intend to issue any further shares of our common stock at this time, should be decide to do so, we may be required to authorize additional shares of stock for issuance.

Effective Date

If the proposed reverse split is approved, the split would become effective as of 5:00 p.m. Pacific Standard Time on January 31, 2005.  On such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the three for one exchange ratio.

Vote Required

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the grant of authority to our directors to implement the forward stock split.

The board of directors recommends a vote FOR approval of the grant of authority to our directors to implement the forward stock split.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of December 31, 2004, certain information regarding the beneficial ownership of our common stock by:

1.

Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.

Each of our directors and executive officers and

3.

All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.  No change in control is currently being contemplated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	% of Class

Common Stock	David Chin, President	9,097,373	90.1%
	13674 East Valley Boulevard
	City of Industry, California 91746

	Officers and Directors (1)	9,097,373	90.1%

Common Stock	Erin Rahe	1,000,000	9.9%
	1461 Stanford Court
	Santa Ana, California 92705

	Beneficial Owners (1)	1,000,000	9.9%

EXECUTIVE COMPENSATION

Summary Compensation Table

The Company does not have employment agreements with its executive officers.  The Company has yet to determine the appropriate terms needed for the creation of employment agreements for its officers.  There has been no discussion with any of the Company's officers regarding any potential terms of these agreements, nor have such terms been determined with any specificity.  The Company has no proposal, understanding or arrangement concerning accrued earnings to be paid in the future.  In the meanwhile, none of the Company's executive officers have been drawing salaries since they were appointed to their positions.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
	----------------------------				-----------------------------------------------------
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

David Chin	2004	0	0	0	0	0	0	0
President	2003	0	0	0	0	0	0	0

Marcia Marcus	2004	0	0	0	0	0	0	0
Secretary

Scott Perren	2004	0	0	0	0	0	0	0
Treasurer

Directors' Compensation

The Company has no formal or informal arrangements or agreements to compensate its directors for services they provide as directors of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The following table sets forth certain information with respect to each of our executive officers or directors.

NAME	AGE	POSITION	PERIOD SERVING	TERM

David Chin	35	President, CEO and Director	November 2004-2005	1 year

Marcia Marcus	56	Secretary and Director	November 2004-2005	1 year

Scott Perren	31	Treasurer, Director, CFO	November 2004-2005	1 year

Directors, Executive Officers and Significant Employees

Set forth below are summary descriptions containing the name of the Company's interim director and officer, and the business and educational experience of each during at least the last five years:

David Chin attended the University of Irvine from 1988 to 1993, studying general education, management and business.  Since 1996 Mr. Chin has successful built a start up company involved with vocation training with $100,000 dollars in revenue in 1996 to $2 million in 2002.  Currently Mr. Chin serves as Director, Chairman, President, and CEO of Camino Real Career School and Financialnewsusa.com.

David Chin's Business Experience:

2002 – Present:  President of Financialnewsusa.com Inc., 13674 E. Valley Blvd, City of Industry, CA 91746

1996 – Present:  President and Founder of Camino Real Career School, 13674 E. Valley Blvd., La Puente, CA 91746.

Marcia Marcus was formerly employed by Care America, an insurance company.  She was the administrative person responsible for the internal control of documentation and compliance with regulation.  She has extensive knowledge with administrative systems and setting up a support team for management.  She will be assisting and coordinating with the directors and officers in their day to day activities.

Scott Perren is currently employed as a Certified Public Accountant at the firm of at Barkin, Perren, Schwager & Dolan, LLP in Woodland Hills, California and has been practicing public accounting for over ten years.  He graduated from California State University, Northridge with Bachelors in Accounting.  Mr. Perren has hands on experience providing accounting and business management to many diversified high net worth individuals and corporations among various industries.  Mr. Perren provides stringent financial control experience to U.S. Biodefense, Inc. and is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Volunteer Development Committee, Southern California Multiple Sclerosis Society.

Board Committees

The Company currently has no compensation committee or other board committee performing equivalent functions.  Currently, all members of the Company's board of directors participate in discussions concerning executive officer compensation.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

COPIES OF ANNUAL AND QUARTERLY REPORTS

We will furnish a copy of our Annual Report on Form 10-KSB for the year ended November 30, 2004 all subsequent Quarterly Reports on Form 10-QSB and any exhibit referred to therein without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request.  Any request should be directed to our corporate secretary at: 13674 East Valley Boulevard City of Industry, California 91746.